UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Canterbury Park Holding Corporation
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CANTERBURY PARK HOLDING CORPORATION

1100 Canterbury Road
Shakopee, Minnesota 55379
(952) 445-7223

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 4, 2009

Notice is hereby given that the Annual Meeting of Shareholders of Canterbury Park Holding Corporation will be held at Canterbury Park, 1100 Canterbury Road, Shakopee, Minnesota 55379, on Thursday, June 4, 2009, beginning at 4:00 p.m., Central Daylight Time, for the following purposes:

1.                                       To elect six (6) directors to hold office until the 2010 Annual Meeting of Shareholders or until their successors are elected.

2.                                       To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on April 9, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

To assure your representation at the meeting, please sign, date and return your proxy in the enclosed envelope, whether or not you expect to attend in person.  Shareholders who attend the meeting may revoke their proxies and vote in person if they so desire.

By Order of the Board of Directors

David C. Hansen

Secretary

Shakopee, Minnesota

April 24, 2009

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS:

Copies of this Notice, the Proxy Statement following this Notice and the Annual Report to Shareholders that is being mailed with this Notice are available at: http://www.canterburypark.com/AboutCanterbury/InvestorRelations/tabid/166/Default.aspx.

CANTERBURY PARK HOLDING CORPORATION

PROXY STATEMENT

i

CANTERBURY PARK HOLDING CORPORATION

PROXY STATEMENT

GENERAL INFORMATION

Information Regarding the Annual Meeting

This Proxy Statement is furnished to the shareholders of Canterbury Park Holding Corporation (“CPHC” or “we”) in connection with the solicitation of proxies by CPHC’s Board of Directors to be voted at the Annual Meeting of Shareholders to be held at Canterbury Park, 1100 Canterbury Road, Shakopee, Minnesota 55379, on Thursday, June 4, 2009, beginning at 4:00 p.m., Central Daylight Time, or at any adjournment or adjournments thereof.  The cost of this solicitation will be paid by us.  In addition to solicitation by mail, our officers, our directors and our employees may solicit proxies by telephone, telegraph or in person.  We may also request banks and brokers to solicit their customers who have a beneficial interest in our Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Solicitation and Revocation of Proxies

A proxy may be revoked at any time before it is voted by submitting a new proxy properly signed and dated later than any prior proxy or by attending the Annual Meeting in person and completing a ballot at the Meeting.  If not revoked, the shares represented by a valid proxy will be voted by the persons designated as proxies in accordance with the specifications indicated on the proxy.  If not specified, the designated proxies will vote such shares “FOR” each of the director nominees’ names in Proposal One.  In the event any other matters properly come before the meeting and call for a vote of shareholders, the persons named as proxies will vote in accordance with their judgment on such matters.  Our corporate offices are located at 1100 Canterbury Road, Shakopee, Minnesota 55379, and our telephone number is (952) 445-7223.  The mailing of this Proxy Statement to our shareholders commenced on or about April 27, 2009.

Voting Securities and Record Date

The total number of shares outstanding and entitled to vote at the meeting as of April 9, 2009 consisted of 3,990,352 shares $0.01 par value Common Stock.  Each share of Common Stock is entitled to one vote.  Cumulative voting in the election of directors is not permitted.  Only shareholders of record at the close of business on April 9, 2009 will be entitled to vote at the meeting.  The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business.  However, if the shares present and entitled to vote on any particular item of business would not constitute a quorum for the transaction of business at the meeting, then that item must be approved by holders of a majority of the minimum number of shares that would constitute such a quorum.  Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated at the meeting to determine whether or not a quorum is present.  Abstentions on a particular item of business will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter.  For shares held in street name, if a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter, but they are counted as present for the purpose of determining the presence of a quorum.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

Our Board of Directors is committed to sound and effective corporate governance practices.  Our policies are in compliance with the rules of the Securities and Exchange Commission (“SEC”) and listing standards of the NASDAQ Stock Exchange (“NASDAQ”).  We also periodically review our governance policies and practices in comparison to those suggested by authorities in corporate governance and the practices of other public companies.

You can access the charters of our Audit Committee and our Compensation Committee, our Code of Conduct and our Corporate Governance Guidelines in the Investor Relations section of our website at www.canterburypark.com or by writing to the Investor Relations Department at:  Canterbury Park Holding Corporation, 1100 Canterbury Road, Shakopee, Minnesota 55379, or by emailing our Investor Relations Department at investorrelations@canterburypark.com.

Director Independence

The Board of Directors has adopted director independence guidelines that are consistent with the definitions of “independence” set forth in NASDAQ’s listing standards.  In accordance with these guidelines, the Board of Directors has reviewed and considered facts and circumstances relevant to the independence of each of our directors and director nominees and has determined that, each of the following directors qualifies as “independent” under NASDAQ listing standards:  Patrick R. Cruzen, Burton F. Dahlberg, Carin J. Offerman, and Dale H. Schenian.  Our directors Curtis A. Sampson and Randall D. Sampson are not independent under NASDAQ listing standards.  Randall D. Sampson does not qualify as independent because he is our President, Chief Executive Officer and General Manager and has been since 1994.  Curtis A. Sampson does not qualify as independent under the NASDAQ listing standards because he is an immediate family member (father) of Randall D. Sampson.

Board Committees and Committee Independence

Board Committees.  Our Board of Directors has established three committees; an Audit Committee, a Compensation Committee, and a Strategic Planning Committee.  The composition and function of each of these committees are set forth below.

Audit Committee.  The Audit Committee is responsible for the engagement, retention and replacement of the independent auditors, approval of transactions between us and a director or executive officer unrelated to service as a director or officer, approval of non-audit services provided by our independent auditor, oversight of our accounting, financial reporting and internal controls and the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters.  Deloitte & Touche, LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”), our independent public accountants, report directly to the Audit Committee.  The Audit Committee operates under a formal charter, which was most recently amended on June 5, 2008.  The current members of the Audit Committee are Patrick R. Cruzen (Chair), Burton F. Dahlberg and Carin J. Offerman, each of whom is independent under Rule 10A-3 of the Exchange Act and NASDAQ listing standards.  Further, the Board of Directors has reviewed the education, experience and other qualifications of each of the members of the Audit Committee. After review, the Board of Directors has determined that Mr. Cruzen meets the Securities and Exchange Commission definition of an “audit committee financial expert.”  As required by its charter, all of the members of the Audit Committee meet the NASDAQ requirements regarding financial literacy and financial sophistication.  The Audit Committee met four times during 2008.  The report of the Audit Committee is found on page 13.

Compensation Committee.  The Compensation Committee provides oversight of our overall compensation strategy, reviews and recommends to the Board of Directors the compensation of our Chief Executive Officer and the other executive officers, administers our equity based compensation plans and oversees our 401(k) Plan and similar employee benefit plans.  The Compensation Committee operates under a charter approved that was last amended on June 5, 2008.  The current members of the Compensation Committee are Dale H. Schenian (Chair), Patrick R. Cruzen and Carin J. Offerman, each of whom is independent under NASDAQ listing standards.  The charter of the Compensation Committee also requires members to meet the independence requirements of the Securities and Exchange Commission, including rules under Section 16b-3 of the Securities Exchange Act of 1934, and the requirements of Section 162(m) of the Internal Revenue Code.  The Compensation Committee met two times during 2008.

Strategic Planning Committee.  The Strategic Planning Committee was established to consider and investigate available options and alternatives in regard to the use and development of unused and underutilized portions of the property owned by the Company in Shakopee, Minnesota.  The current members of the Strategic Planning Committee are Burton F. Dahlberg (Chairman), Patrick R. Cruzen and Dale H. Schenian.  The Strategic Planning Committee did not formally meet during 2008 but held several informal telephone conferences and meetings with outside parties.

Meeting Attendance

Our Board of Directors meets regularly during the year to review matters affecting CPHC and to act on matters requiring Board approval.  The Board met six times during 2008, including six times in executive session without the presence of non-independent directors and management.

Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our annual meeting of shareholders.  Each of the directors attended at least 75% of the meetings of the Board and committees on which they served during 2008.  In addition, all of the directors attended CPHC’s 2008 Annual Meeting of Shareholders.

Director Nominations

The independent members of our Board of Directors are responsible for nominating the director nominees that will stand for election at our annual shareholder meetings.  In selecting the nominees, the Board reviews the composition of the full Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications.  Among other things, the Board considers relevant experience, integrity, ability to make independent analytical inquiries, ownership of or commitment to purchase our Common Stock, understanding of our business, relationships and associations related to our business, personal health and a willingness to devote adequate time and effort to Board responsibilities, all in the context of an assessment of our perceived needs.

Nominations by Shareholders

Although we have never received a submission in the past, the Board of Directors will consider qualified candidates for director that are submitted by our shareholders.  Shareholders can submit qualified candidates, together with appropriate biographical information, to the Board of Directors at:  Canterbury Park Holding Corporation, 1100 Canterbury Road, Shakopee, Minnesota 55379, Attention:  Chief Executive Officer.  Any shareholder desiring to submit a director candidate for consideration at our 2010 Annual Meeting must ensure that the submission is received by us no later than December 1, 2009 in order to provide adequate time for the Board to properly consider the candidate.

Code of Conduct

We have adopted a Code of Conduct (the “Code”) applicable to all of our officers, directors, employees and consultants that specifies guidelines for professional and ethical conduct in the workplace.  The Code also incorporates a special set of guidelines applicable to our senior financial officers, including the chief executive officer, principal financial officer, principal accounting officer and others involved in the preparation of the our financial reports, that are intended to promote the ethical handling of conflicts of interest, full and fair disclosure in periodic reports filed by us and compliance with laws, rules and regulations concerning such periodic reporting.

Contacting the Board of Directors

Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual director at:  Canterbury Park Holding Corporation, 1100 Canterbury Road, Shakopee, Minnesota 55379.  Communications received electronically or in writing are distributed to the full Board of Directors, a committee or an individual director, as appropriate, depending on the facts and circumstances described in the communication received.  For example, a complaint regarding accounting, internal accounting controls or auditing matters will be forwarded to the Chair of the Audit Committee for review.  Complaints and other communications may be submitted on a confidential or anonymous basis.

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PROPOSAL 1:
ELECTION OF DIRECTORS

The independent members of the Board of Directors have nominated and recommend for election as our directors the six persons named below, each of whom is a current director of CPHC.  The Board of Directors believes that each nominee named below will be able to serve, but should a nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the independent members of the Board of Directors may propose.

Information regarding the directors, including information regarding their principal occupations currently and for the preceding five years, is set forth below.  Beneficial ownership of our Common Stock is as of April 9, 2009.  Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person.  Unless otherwise noted, each person possesses sole voting and investment power with respect to the shares.

Name and Age	Principal Occupation; Other Directorships	Amount and Nature of Beneficial Ownership(1)		Percentage of Outstanding Shares

Patrick R. Cruzen (62)	President of Cruzen & Associates (gaming industry consulting firm), (since 1996); President and COO of Grand Casinos, Inc. (1994 — 1996); Director, Majestic Star Casino (gaming).	22,500		*

Burton F. Dahlberg (76)	Real Estate Consultant, Dahlberg Consulting L.L.C. (since 2003); President and COO of Kraus-Anderson Inc. (commercial real estate) (1968-2002); former President, Minnesota Thoroughbred Association.	20,304		*

Carin J. Offerman (60)	Private Investor; formerly President and CEO (1998-1999) and Vice President and COO (prior to 1998) of Offerman & Company (investment banking and brokerage firm).	90,750		2.3%

Curtis A. Sampson (75)†	Chairman of CPHC; Chairman of Communications Systems, Inc. (connecting devices for telephones and computers).	891,250	(2)	22.3%

Randall D. Sampson (51)†	President, Chief Executive Officer and General Manager of CPHC (since 1994); Director, Communications Systems, Inc.	293,388	(3)	7.4%

Dale H. Schenian (67)	Chairman, City Auto Glass Companies (auto glass repair and replacement); Director, Bremer Bank (bank holding company).	494,548	(4)	12.4%

*	Indicates ownership of less than one percent.

†	Curtis A. Sampson is the father of Randall D. Sampson.

(1)

Includes the following number of shares that could be purchased upon exercise of stock options exercisable within sixty (60) days of April 9, 2009: Mr. Cruzen, 20,500 shares; Mr. Dahlberg, 14,500 shares; Ms. Offerman, 28,000 shares; Mr. C. Sampson, 28,000 shares; Mr. R. Sampson, 46,500 shares; and Mr. Schenian, 28,000 shares.

(2)	Includes 11,300 shares held by Mr. C. Sampson’s wife, as to which beneficial ownership is disclaimed.

(3)	Includes 21,700 shares held by Mr. R. Sampson’s children.

(4)	Includes 33,000 shares held by Mr. Schenian’s wife, as to which beneficial ownership is disclaimed.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, based upon information available as of April 9, 2009, the beneficial ownership of shares of our Common Stock (i) by each person known by us to own of record or beneficially five percent (5%) or more of our Common Stock, (ii) by the Named Executive Officers listed in the Summary Compensation Table below, and (iii) by all of our current executive officers and directors as a group.  Information regarding the beneficial ownership of our directors and director nominees can be found on page 5 under “Election of Directors.” Unless otherwise indicated, the persons listed below may be reached at 1100 Canterbury Road, Shakopee, Minnesota 55379.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)	Percent of Class (1)(2)

Gabelli Asset Management, Inc. (3) One Corporate Center Rye, New York 10580-1435	512,107	12.9%

Curtis A. Sampson (4)	891,250	22.3%

Dale H. Schenian (5)	494,548	12.4%

Randall D. Sampson (6) †	293,388	7.4%

David C. Hansen †	24,678	*

Jerrold J. Fuller†	12,748	*

All current directors and executive officers as a group (11 persons)	2,006,434	50.3%

†	Named Executive Officer.

*	Indicates ownership of less than one percent.

(1)

Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person.

(2)

Includes the following number of shares that could be purchased upon exercise of stock options exercisable within sixty (60) days of April 9, 2009: Mr. C. Sampson, 28,000 shares; Mr. Schenian, 28,000 shares; Mr. R. Sampson, 46,500 shares; Mr. Hansen, 16,250 shares; Mr. Fuller, 7,000 shares; and all director and officers as a group, 254,250 shares.

(3)	Based upon a Schedule 13D filed by Gabelli Asset Management, Inc. on March 9, 2009, which covers shares owned by Gabelli Funds, GAMCO, MJG Associates, and Teton Advisors.

(4)	Includes 11,300 shares held by Mr. C. Sampson’s spouse as to which beneficial ownership is disclaimed.

(5)	Includes 33,000 shares held by Mr. Schenian’s spouse as to which beneficial ownership is disclaimed.

(6)	Includes 21,700 shares held by Mr. R. Sampson’s children.

EXECUTIVE COMPENSATION

Role of the Compensation Committee in the Compensation Process

The Compensation Committee has the following duties and responsibilities:

•                  review, approve and oversee our overall compensation strategy;

•                  review and approve the compensation and other terms of employment of our Chief Executive Officer;

•                  oversee the establishment of performance goals and objectives for our other executive officers and recommend to the entire Board the compensation and the other terms of employment of these officers;

•                  make recommendations to the Board regarding the amount of directors’ fees for Board members, including retainer, Board meeting, committee and committee chair fees and stock option grants or awards;

•                  administer our incentive-based or equity-based compensation plans and shall periodically consider and recommend changes in existing plans or the adoption of other or additional equity-based compensation plans; and

•                  review and approve our 401(k) Plan and ESOP, and any similar ERISA plans, including such matters as available investment options, performance, participation, administration, and review and approve generally the cost and scope of our other employee benefit plans.

Under its charter, the Committee has the authority to engage the services of outside advisors, experts and others to assist it in performing its duties.  The Committee did not, however, engage an individual or firm to provide any such services in 2008 or 2007.  The Compensation Committee also reviews surveys, reports and other market data against which it measures the competitiveness of our compensation program.

In discharging its responsibilities, the Compensation Committee solicits certain information and advice from Randall D. Sampson, our President and Chief Executive Officer, and from David C. Hansen, our Chief Financial Officer.  Such officers participate in the deliberations of the Compensation Committee regarding compensation of other employees, including providing information regarding salary history, historical bonus practices and related financial data, the responsibilities and performance of employees and recommendations regarding the appropriate levels of compensation, but do not take part in deliberations regarding their own compensation.

Objectives of Compensation Programs

It is the objective of the Compensation Committee to provide competitive levels of compensation that will attract, motivate and retain executives with superior leadership and management abilities and to provide incentives to executive officers so that we may achieve superior financial performance and to structure the forms of compensation paid in such a way as to align the interests of our executive officers with those of CPHC.  With these objectives in mind, it has been our practice to provide a mix of base salary, bonus compensation, equity-based compensation and retirement compensation.  The Compensation Committee has historically set base salary at more than 50% of the total value of executive officer compensation, with cash bonus, the value of long-term equity compensation and retirement compensation comprising the remainder.  The Compensation Committee believes that these forms of compensation provide an appropriate combination of fixed and variable pay and incentives for short-term operational performance balanced with incentives to achieve long-term stock price performance.

Design of Specific Compensation Programs

As discussed above, our compensation of executives consists of base salary, bonus compensation, equity-based compensation and retirement compensation.

Base Salary.  Base salaries of our executive officers are generally established by reference to base salaries paid to executives in similar positions with similar responsibilities.  Base salaries are reviewed annually and adjustments are usually made in March of each year based primarily on individual and Company performance during the immediately preceding fiscal year.  Consideration is given by the Compensation Committee to both measurable financial performance, as well as subjective judgments by the Compensation Committee in regard to factors such as development and execution of strategic plans, changes in areas of responsibility, the development and management of employees and participation in industry, regulatory and political initiatives beneficial to our business. The Compensation Committee does not, however, assign specific weights to these various quantitative and qualitative factors in reaching its decisions.

Bonus Compensation.  Cash bonuses are intended to provide supervisory employees, including executive officers, with an opportunity to receive additional cash compensation, but only if they earn it through individual performance and CPHC’s financial performance. After our year-end results are available, the Compensation Committee determines the amount of executive officers’ bonuses at its discretion, after receiving information from the Chief Financial Officer and the Chief Executive Officer regarding CPHC financial performance and reviews of individual performance.  The amount of the bonus is based on our financial performance, as well as the Compensation Committee’s assessment of individual performance in the executives’ area of responsibility based on objective and subjective factors.  In reviewing our financial performance, the Compensation Committee focuses in particular on increase or decrease net income before taxes as compared to the prior year as being a particularly useful measure of the performance of our business from year to year.  Bonuses are not granted pursuant to a plan, are purely discretionary and the practice of granting bonuses may be changed, suspended or terminated at any time.  In October 2008, the Company announced that it had suspended its management bonus program for fiscal 2008.

Equity Based Compensation.  Prior to 2005, long-term equity compensation was provided solely through grants of stock options to executive officers and key employees under the shareholder-approved 1994 Stock Plan (the “Plan”).  In 2006, the Compensation Committee modified its approach to long term equity compensation to better align the interests of management with the Company’s shareholders.  With respect to executive officers and key employees other than the Company’s CEO and CFO, it suspended its grant of stock options and, in lieu thereof, granted shares of restricted stock under the Plan based on its belief that restricted stock awards provided a more immediate and direct link to the interests of shareholder.  With respect to the CEO and CFO, the Committee granted both restricted stock and options.   In all cases, such grants were made in February 2006 based on performance in 2005.  No grants of restricted stock or stock options were made to any executive officer or key employee in 2007 or 2008.

Retirement Plans.  The Company has established an Employee Stock Ownership Plan and Trust (ESOP) and Savings Plan and Trust (401K Plan).  From 2004 to 2007, the Company contributed shares of its common stock to the ESOP which were allocated pro rata to all employees, other than the Named Executive Officers, based on their respective compensation.  The Company did not make a contribution to the ESOP in 2008.  The Named Executive Officers participate in the 401K Plan on the same basis as all other employees of the Company.  Throughout 2008, for those employees that had been with the Company 1-5 years, the Company matched 25% of each employee’s contribution to the 401K Plan up to the first 6% the employee contributed as a percentage of his or her compensation.  For those employees that had been with the Company 6+ years, the Company matched 50% of each employee’s contribution to the 401K Plan up to the first 6% the employee contributed as a percentage of his or her compensation.  In January 2009, as part of an expense reduction effort, the Company suspended its employer contributions to the 401K Plan for fiscal 2009.

Summary Compensation Table

The following table shows information concerning compensation earned for services in all capacities during 2008 and 2007 for (i) Randall D. Sampson, who was our Chief Executive Officer in 2008 and 2007; and, (ii) the two next most highly compensated executive officers of our Company whose total compensation was at least $100,000 in 2008 (together referred to as our “Named Executive Officers”).

Name and Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)(3)	Option Awards ($) (2)(4)	All Other Compensation ($) (5)	Total ($)
Randall D. Sampson	2008	$207,923	$—	$29,789	$7,719	$5,209	$250,640
President and Chief	2007	203,076	36,554	36,375	14,408	2,741	293,154
Executive Officer
David C. Hansen	2008	150,744	—	14,895	3,859	6,605	176,103
Vice President of Finance,	2007	147,230	26,502	18,188	7,204	3,042	202,166
Chief Financial Officer
Jerrold J. Fuller	2008	118,661	—	10,426	—	3,573	132,660
Vice President of Card	2007	115,312	16,706	12,731	—	2,182	146,931
Club Operations

(1)	Represents bonuses paid to the Named Executive Officers under a discretionary bonus program, which are reported for the years in which the related services were performed.

(2)

Values expressed represent the actual compensation cost recognized by our company during fiscal 2007 and 2008 for equity awards granted as determined pursuant to Statement of Financial Accounting Standards No. 123, Share-Based Payment (“SFAS 123R”) utilizing the assumptions discussed in Note 1, “Summary of Accounting Policies,” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

(3)

Represents shares of restricted stock issued on February 9, 2006. The restrictions on such shares lapse on the four year anniversary of the date of grant and recipients of restricted stock that terminate employment prior to the vesting date forfeit their right to the shares.

(4)	Represents options to Common Stock granted on February 9, 2006 that vest ratably over four years and expire ten years from the date of grant.

(5)	The following table sets forth all other compensation amounts by type:

Name	Year	CPHC Matching Contribution 401(k) Plan	Restricted Stock Dividends	Total
Randall D. Sampson	2008	$2,709	$2,500	$5,209
	2007	241	2,500	2,741
David C. Hansen	2008	5,355	1,250	6,605
	2007	1,792	1,250	3,042
Jerrold J. Fuller	2008	2,698	875	3,573
	2007	1,307	875	2,182

Employment Arrangements with Named Executive Officers and Post-Employment Compensation

We do not have any employment agreements with any of our executive officers, each of whom serves “at will.”  Additionally, we do not have any contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to the Named Executive Officer at, following, or in connection with any termination or change-in-control.

Other Compensation

  The Company does not offer forms of compensation other than those described above.  In particular the Company does not provide for personal benefits or perquisites (“perks”) as a significant element of compensation of the Named Executive Officers, in particular, or employees of the Company generally.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning equity awards outstanding to the Named Executive Officers at December 31, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexer- cisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (3)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Randall D. Sampson	5,000	5,000		$14.55	02/09/2016
						10,000	(4)	59,100
	10,000			$16.75	04/07/2010
	10,000			$16.65	02/11/2009
	10,000			$6.63	04/04/2011
	19,000			$5.63	01/19/2010
	19,000			$4.13	01/19/2009
David C. Hansen	2,500	2,500		$14.55	02/09/2016
						5,000	(4)	29,550
	7,500			$16.75	04/07/2010
	7,500			$16.65	02/11/2009
	5,000			$7.03	08/08/2011
Jerrold J. Fuller						3,500	(4)	20,685
	5,000			$16.75	04/07/2010
	5,000			$16.65	02/11/2009
	2,000			$6.63	04/04/2011

(1)	Options vested and became exercisable over no less than one year.
(2)	Option vests and becomes exercisable 25% at the end of each of four years following the date of grant.
(3)	The expiration date of each option is either five or ten years from the date of grant.
(4)	Restricted Stock granted February 9, 2006 and will vest February 9, 2010.

DIRECTOR COMPENSATION

Each non-employee member of the Board of Directors is currently paid a monthly fee of $1,200 plus $1,000 for each Board or Board Committee meeting attended.  In addition, Messrs. Sampson and Schenian receive monthly payments of $2,500 and $1,675, respectively, for their service as Chair and Vice Chair of the Board.

Under our 1994 Stock Plan, upon their election to the Board, each non-employee director receives an option to purchase 2,500 shares of our Common Stock and annually, on the first business day in February, each non-employee director also receives an option to purchase 3,000 shares of our Common Stock.  All such options granted to non-employee directors vest six months from the date granted and are exercisable over a ten-year period.  The purchase price of the shares of Common Stock subject to such options is the fair market value as determined under provisions of the 1994 Stock Plan.

Randall D. Sampson, our President, Chief Executive Officer and General Manager, receives no additional compensation for his service on the Board.

The following table shows for 2008, the cash and other compensation paid by us to each non-employee member of our Board of directors:

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Curtis A. Sampson	$49,000	$5,940	—	$54,940
Dale H. Schenian	40,100	5,940	—	46,040
Patrick R. Cruzen	26,400	5,940	—	32,340
Burton F. Dahlberg	25,400	5,940	12,000	43,340
Carin J. Offerman	26,400	5,940	—	32,340

(1)	Represents cash retainer and meeting fees for 2008 as described above.

(2)

Values expressed represent the actual compensation cost recognized by our company during fiscal 2008 for equity awards granted in 2008 as determined pursuant to SFAS 123R utilizing the assumptions discussed in Note 1, “Summary of Accounting Policies,” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

(3)	Represents cash compensation paid in 2008 in consideration for Mr. Dahlberg’s additional responsibilities associated with his service as Chairman of the Strategic Planning Committee.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since the beginning of 2008, we have not entered into any transaction, and there are no currently proposed transactions, in which we were or are to be a participant and in which any related person had or will have a direct or indirect material interest.

The charter of our Audit Committee provides that the Audit Committee is responsible for reviewing, approving and providing oversight in regard to related party transactions.  Our Code of Conduct also prohibits our employees , including our executive officers, and our directors from engaging in conflict of interest transactions, certain of which may be also be transactions in which we and a related person has or will have a direct or indirect material interest.  By its charter, the Audit Committee is empowered to periodically review the Code of Conduct, as well as any other programs established to monitor compliance with any CPHC codes of conduct or business ethics policies established in the future.

While we do not have a written policy regarding the standards to be applied by our Audit Committee in reviewing conflict of interest transactions, the provisions of Minnesota law provide for a procedure to be applied to such transactions which focuses on full disclosure of all of the material facts of the transaction to us, approval of the transaction by disinterested directors, and a showing that the transaction was fair and reasonable to us at the time it was authorized, approved, or ratified.  We believe the Audit Committee would apply these same standards to any potential transaction in which we are to be a participant and in which any related person had or will have a director or indirect material interest.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Deloitte & Touche LLP (“Deloitte”) has been the auditor for CPHC since 1994 and has been selected by the Audit Committee to serve as such for the current fiscal year.  A representative of Deloitte is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to us by Deloitte for professional services rendered for the fiscal years ended December 31, 2008, and December 31, 2007.  The Audit Committee considered and discussed with Deloitte the provision of non-audit services to us and the compatibility of providing such services with maintaining its independence as our auditor.

Fee Category	2008	2007
Audit Fees	$103,400	$99,951
Audit-Related Fees	28,900	28,000
Tax Fees	0	0
All Other Fees	0	0
Total Fees	$132,300	$127,951

Audit Fees.  This category consists of fees billed for professional services rendered for the audit of our annual financial statements and review of financial statements included in our quarterly reports.

Audit-Related Fees.  This category consists of fees billed for assurance and related services, such as our employee benefit plan audits, that are reasonably related to the performance of the audit or review of our financial statements and are not otherwise reported under “Audit Fees.”

Tax Fees.  This category consists of fees billed for professional services for tax compliance, tax advice and tax planning.  These services include assistance regarding federal and state tax compliance and acquisitions.

All Other Fees.  This category consists of fees billed for reviews of other SEC filings.

Audit Committee Pre-approval Policies and Procedures

In addition to approving the engagement of the independent auditor to audit our consolidated financial statements, it is the policy of the Audit Committee to approve all uses of our independent auditor for non-audit services prior to any such engagement.  To minimize relationships that could appear to impair the objectivity of the independent auditor, it is the policy of the Audit Committee to restrict the non-audit services that may be provided to us by our independent auditor primarily to services that clearly would not compromise the independence of the auditor.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors held four meetings during fiscal year 2008 with management and our independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”).  The meetings were designed to facilitate and encourage private communication between the Audit Committee and the auditors.

The Audit Committee reviewed and discussed the audited financial statements with management and Deloitte.  Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants.  The discussions with Deloitte also included the matters required by Statement on Auditing Standards No. 61, as amended by SAS 89 and SAS 90 (Audit Committee Communications).

Deloitte provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  This information was discussed with the Audit Committee.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on
Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors

Patrick R. Cruzen, Chair	Burton F. Dahlberg	Carin J. Offerman

THE PRECEDING REPORT SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE 1933 ACT OR THE 1934 ACT, EXCEPT TO THE EXTENT CPHC SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER THE 1933 ACT OR THE 1934 ACT.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that executive officers and directors and beneficial holders of 10% or more of our securities file reports of their beneficial ownership with the Securities and Exchange Commission on Forms 3, 4 and 5.  According to our records, during the period from January 1, 2008 through December 31, 2008, a Form 4 was not timely filed in connection with the following transactions in the Company’s Common Stock: three, separate purchases of stock by Mr. Dahlberg in 2008 (May, July, and October); a purchase of stock by Mr. C. Sampson in October 2008; and a purchase of  stock by Mr. R. Sampson in July 2008.  A Form 4 for each of the above transactions was subsequently filed with the SEC.  According to our records, all other reports required have been timely filed.

OTHER INFORMATION

Shareholder Proposals For 2010 Annual Meeting

The proxy rules of the Securities and Exchange Commission permit our shareholders, after timely notice to us, to present proposals for shareholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by CPHC action in accordance with the Commission’s proxy rules.  The next annual meeting of the shareholders of Canterbury Park Holding Corporation is expected to be held on or about June 3, 2010 and proxy materials in connection with that meeting are expected to be mailed on or about April 26, 2010.  Shareholder proposals prepared in accordance with the Commission’s proxy rules must be received at our corporate office, 1100 Canterbury Road, Shakopee, Minnesota 55379, Attention: President, by December 30, 2009, in order to be considered for inclusion in the Board of Directors’ Proxy Statement and proxy card for the 2010 Annual Meeting of Shareholders.  Any such proposals must be in writing and signed by the shareholder.

Our Bylaws establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of our shareholders and (ii) the nomination by shareholders of candidates for election as directors.

Properly Brought Business.  Our Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of CPHC of such shareholder’s intention to bring such business before the meeting.  To be timely, the notice must be given by such shareholder to the Secretary of CPHC not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting.  Notice relating to the conduct of such business at an annual meeting must contain certain information as described in Section 2.9 of our Bylaws, which are available for inspection by our shareholders at our principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes.  Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with our Bylaws.

Shareholder Nominations.  Our Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of CPHC prior to the meeting at which directors are to be elected.  To be timely, the notice must be given by such shareholder to the Secretary of CPHC not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting.  The notice to us from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Section 3.7 of our Bylaws, which are available for inspection by shareholders as described above.  If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

Annual Report

We are transmitting with this Proxy Statement our Annual Report for the year ended December 31, 2008.  Shareholders may request our 2008 Annual Report on Form 10-K as filed with the Securities and Exchange Commission by writing to the Secretary of CPHC at our address on the first page of this Proxy Statement or may obtain it without charge at our website, www.canterburypark.com.

Other Matters

Management knows of no other matters that will be presented at this 2009 Annual Meeting of Shareholders.  If any other matters are properly presented at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

By Order of the Board of Directors,

David C. Hansen,  Secretary

CANTERBURY PARK HOLDING CORPORATION

1100 CANTERBURY ROAD

SHAKOPEE, MN 55379

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Canterbury Park Holding Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M13712-P70530	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CANTERBURY PARK HOLDING CORPORATION

The Board of Directors recommends you vote “FOR” the director nominees listed below.		For All	Withhold All	For All Except

Vote on Directors		☐	☐	☐

1.	Election of Directors
Nominees:

	01)	Patrick R. Cruzen
	02)	Burton F. Dahlberg
	03)	Carin J. Offerman
	04)	Curtis A. Sampson
	05)	Randall D. Sampson
	06)	Dale H. Schenian

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1. PLEASE SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)	Date

CANTERBURY PARK HOLDING CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

June 4, 2009

4:00 p.m. Central Daylight Time

Canterbury Park Holding Corporation

1100 Canterbury Road

Shakopee, Minnesota

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Please detach here
M13713-P70530

Canterbury Park Holding Corporation
1100 Canterbury Road
Shakopee, Minnesota 55379	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Patrick R. Cruzen, Carin J. Offerman, and Randall D. Sampson, or any of them, as proxies, with full power of substitution, to vote all the shares of common stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Canterbury Park Holding Corporation to be held Thursday, June 4, 2009, at 4:00 p.m. Central Daylight Time at Canterbury Park, 1100 Canterbury Road, Shakopee, Minnesota 55379, or at any adjournments thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.

Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

See reverse for voting instructions